SIXTH AMENDMENT TO LEASE
THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 18th day of October, 2018 (the “Sixth Amendment Execution Date”), by and between BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”), and OMEROS CORPORATION, a Washington corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of January 27, 2012 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of November 5, 2012, that certain Second Amendment to Lease dated as of November 16, 2012, that certain Third Amendment to Lease dated as of October 16, 2013 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of September 8, 2015 and that certain Fifth Amendment to Lease dated as of September 1, 2016 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 201 Elliott Avenue West in Seattle, Washington (the “Building”);
B.WHEREAS, Landlord and Tenant desire to expand the Existing Premises to include (i) that certain space containing approximately ten thousand thirty-four (10,034) square feet of Rentable Area and located on the second floor of the Building (as more particularly described on Exhibit A-1 attached hereto, the “Second Floor Additional Premises”), and (ii) that certain space containing approximately sixteen thousand three hundred seventy-four (16,374) square feet of Rentable Area and located on the third floor of the Building (as more particularly described on Exhibit A-2 attached hereto, the “Third Floor Additional Premises,” and, together with the Second Floor Additional Premises, the “Additional Premises”); and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Second Floor Additional Premises. Effective as of the Second Floor Additional Premises Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Second Floor Additional Premises for use by Tenant in accordance with the Permitted Use and in accordance with all other terms and conditions of the Lease. From and after the Second Floor Additional Premises Commencement Date, the term “Premises” as used in the Lease shall include the Second Floor Additional Premises.
2.1    Second Floor Additional Premises Term. The Term of the Lease with respect to the Second Floor Additional Premises (as the same may be earlier terminated in accordance with the Lease, the “Second Floor Additional Premises Term”) shall commence on the Second Floor Additional Premises Commencement Date and shall thereafter be coterminous with the Term for the Existing Premises, such that the Term with respect to the entire Premises (including both the Existing Premises and the Second Floor Additional Premises) shall expire on the Term Expiration Date.
2.2    Condition of Second Floor Additional Premises. Tenant acknowledges that (a) it is familiar with the condition of the Second Floor Additional Premises and agrees to take the same in its condition “as is” as of the Second Floor Additional Premises Commencement Date, (b) neither Landlord nor any agent of Landlord has made (and neither Landlord nor any agent of Landlord hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the Second Floor Additional Premises, including (without limitation) any representation or warranty with respect to the condition of Second Floor Additional Premises or with respect to the suitability of the Second Floor Additional Premises for the conduct of Tenant’s business and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the Second Floor Additional Premises for Tenant’s occupancy or to pay for any improvements to the Second Floor Additional Premises, except for performance of the Second Floor Additional Premises Tenant Improvements (as defined below) and payment of the Second Floor Additional Premises Base TI Allowance (as defined below) and, if properly requested by Tenant pursuant to this Article, the Second Floor Additional Premises Amortized TI Allowance (as defined below) in accordance with this Amendment and the Second Floor Additional Premises Work Letter (as defined below). Notwithstanding anything to the contrary in this Amendment, Landlord shall deliver the Second Floor Additional Premises to Tenant (y) in compliance with all Applicable Laws, and (z) with the HVAC, electrical and plumbing systems serving the Second Floor Additional Premises (the “Second Floor Building Systems”) in good working order (such obligation as set forth in (y) and (z), “Landlord’s Second Floor Delivery Obligation”). Tenant’s taking possession of the Second Floor Additional Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Second Floor Additional Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair and that Landlord’s Second Floor Delivery Obligation was satisfied; provided that, if Landlord fails to satisfy Landlord’s Second Floor Delivery Obligation (a “Second Floor Delivery Shortfall”), then Tenant may, as its sole and exclusive remedy, deliver notice of such failure to Landlord detailing the nature of such failure (a “Second Floor Shortfall Notice”); provided, further, that any Second Floor Shortfall Notice must be received by Landlord no later than the date (the “Second Floor Shortfall Notice Deadline”) that is one hundred twenty (120) days after the Second Floor Additional Premises Commencement Date. In the event that Landlord receives a Second Floor Shortfall Notice on or before the Second Floor Shortfall Notice Deadline, Landlord shall, at Landlord’s expense, promptly remedy the Second Floor Delivery Shortfall. Landlord shall not have any obligations or liabilities in connection with a failure to satisfy Landlord’s Second Floor Delivery Obligation except to the extent such failure is identified by Tenant in a Second Floor Shortfall Notice delivered to Landlord on or before the Second Floor Shortfall Notice Deadline and such failure is not due to any act or omission of Tenant, Tenant’s contractors or subcontractors, or any of their respective employees, agents or invitees.
2.3    Second Floor Additional Premises Base Rent. Commencing as of the Second Floor Additional Premises Commencement Date, Base Rent for the Second Floor Additional Premises shall equal Fifty-Five and 16/100 Dollars ($55.16) per square foot of Rentable Area per year and shall be subject to an annual upward adjustment of two point three percent (2.3%) of the then-current Base Rent (with the first such adjustment becoming effective commencing on November 16, 2019, and subsequent adjustments becoming effective on every successive annual anniversary of November 16 for so long as the Lease continues in effect), subject to increase pursuant to Section 2.6.5 below.
2.4    Second Floor Additional Premises Base Rent Abatement. Tenant’s obligations with respect to Base Rent as to the Second Floor Additional Premises payable by Tenant pursuant to Section 2.3 only (and not with respect to the Base Rent payable by Tenant on the Second Floor Additional Premises pursuant to Section 2.6.5 below) shall be subject to abatement for the first three (3) months of the Second Floor Additional Premises Term (the “Second Floor Additional Premises Base Rent Abatement”); provided, however, that Tenant shall not be entitled to any portion of the Second Floor Additional Premises Base Rent Abatement accruing during a period of time in which Tenant is in Default under the Lease. Upon the occurrence of a Default, Tenant shall immediately be obligated to commence paying Base Rent for the Second Floor Additional Premises in full until such time that the Default has been cured. For the avoidance of doubt, the time period for which the Second Floor Additional Premises Base Rent Abatement applies shall not be extended as a result of any Default period during which Tenant is not entitled to such Second Floor Additional Premises Base Rent Abatement. Tenant acknowledges and agrees that the Second Floor Additional Premises Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment and for agreeing to pay the Rent and perform all of the obligations of Tenant under the Lease. The Second Floor Additional Premises Base Rent Abatement shall not work to abate or reduce Tenant’s obligations under the Lease with respect to Base Rent payable by Tenant pursuant to Section 2.6.5 below or with respect to Additional Rent (including, without limitation, Tenant’s obligations with respect to Operating Expenses and the Property Management Fee). For avoidance of doubt, for the first three (3) months of the Second Floor Additional Premises Term, the Property Management Fee with respect to the Second Floor Additional Premises shall be calculated as if Tenant were paying full Base Rent for the Second Floor Additional Premises without taking into account the Second Floor Additional Premises Base Rent Abatement.
2.5    Second Floor Additional Premises Pro Rata Share. Tenant’s Pro Rata Share of the Project with respect to the Second Floor Additional Premises shall be six and sixty-four hundredths percent (6.64%). Commencing as of the Second Floor Additional Premises Commencement Date, Tenant’s Pro Rata Share of the Project shall be increased to include such amount.
2.6    Second Floor Additional Premises Tenant Improvements. Landlord shall use commercially reasonable efforts to tender possession of the Second Floor Additional Premises to

Tenant on or before the date that is forty-seven (47) weeks after the Sixth Amendment Execution Date (the “Estimated Second Floor Additional Premises Commencement Date”), with the work (the “Second Floor Additional Premises Tenant Improvements”) required of Landlord described in the Second Floor Additional Premises Work Letter attached hereto as Exhibit B-1 (the “Second Floor Additional Premises Work Letter”) Substantially Complete (as defined below). Tenant agrees that in the event such work is not Substantially Complete on or before the Estimated Second Floor Additional Premises Commencement Date for any reason, then (a) neither this Amendment nor Tenant’s lease of the Second Floor Additional Premises shall be void or voidable, and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. With respect to the Second Floor Additional Premises Tenant Improvements, the term “Substantially Complete” or “Substantial Completion” means that the Second Floor Additional Premises Tenant Improvements are substantially complete in accordance with the Second Floor Additional Premises Approved Plans (as defined in the Second Floor Additional Premises Work Letter), except for minor punch list items (which items Landlord shall use commercially reasonable efforts to complete within thirty (30) days). Notwithstanding anything in this Amendment (including the Second Floor Additional Premises Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion with respect to the Second Floor Additional Premises Tenant Improvements shall be subject to extension on a day-for-day basis as a result of Force Majeure. If Substantial Completion of the Second Floor Additional Premises Tenant Improvements has not occurred by the date that is sixty (60) days after the Estimated Second Floor Additional Premises Commencement Date (the “Second Floor Additional Premises Outside Date”), then Tenant shall be entitled to receive one (1) day of Base Rent abatement with respect to the Second Floor Additional Premises only (and not with respect to any other Base Rent payable by Tenant under the Existing Lease or this Amendment) for each day thereafter that Substantial Completion of the Second Floor Additional Premises Tenant Improvements has not occurred; provided, however, that the Second Floor Additional Premises Outside Date shall be subject to extension on a day-for-day basis as a result of (m) Force Majeure and (n) any Second Floor Additional Premises Tenant Delays (as defined below). In the event that Tenant is entitled to such Base Rent abatement, such Base Rent abatement shall be applied to Tenant’s obligations to pay Base Rent with respect to the Second Floor Additional Premises commencing on the actual Second Floor Additional Premises Commencement Date.
2.6.1    The “Second Floor Additional Premises Commencement Date” shall be the day Landlord tenders possession of the Second Floor Additional Premises to Tenant with the Second Floor Additional Premises Tenant Improvements Substantially Complete. If Substantial Completion of the Second Floor Additional Premises Tenant Improvements is delayed by any action or inaction of Tenant (any such delay, a “Second Floor Additional Premises Tenant Delay”), then the Second Floor Additional Premises Commencement Date shall be the date that the Second Floor Additional Premises Commencement Date would have occurred but for such Second Floor Additional Premises Tenant Delay. Landlord shall endeavor to notify Tenant upon becoming aware of any actual or suspected Second Floor Additional Premises Tenant Delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Second Floor Additional Premises Commencement Date within ten (10) days after Tenant takes occupancy of the Second Floor Additional Premises, in the form attached as Exhibit C-1 hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Second Floor Additional Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Second Floor Additional Premises required for the Permitted Use by Tenant shall not serve to extend the Second Floor Additional Premises Commencement Date.
2.6.2    In the event that Landlord permits (in Landlord’s sole and absolute discretion) Tenant to enter upon the Second Floor Additional Premises prior to the Second Floor Additional Premises Commencement Date for the purpose of installing improvements or the placement of personal property, Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 of the Original Lease are in effect with respect to the Second Floor Additional Premises, and such entry shall be subject to all the terms and conditions of the Lease; and provided, further, that if the Second Floor Additional Premises Commencement Date is delayed due to such early access, then the Second Floor Additional Premises Commencement Date shall be the date that the Second Floor Additional Premises Commencement Date would have occurred but for such delay.
2.6.3    Landlord shall cause the Second Floor Additional Premises Tenant Improvements to be constructed in the Second Floor Additional Premises pursuant to the Second Floor Additional Premises Work Letter at a cost to Landlord not to exceed (a) One Million Two Hundred Fifty-Four Thousand Two Hundred Fifty Dollars ($1,254,250) (the “Second Floor Additional Premises Base TI Allowance”), plus (b) if properly requested by Tenant pursuant to this Article, One Million Seven Hundred Fifty Thousand Thirty-Five and 72/100 Dollars ($1,750,035.72) (the “Second Floor Additional Premises Amortized TI Allowance”), for a total of Three Million Four Thousand Two Hundred Eighty-Five and 72/100 Dollars ($3,004,285.72), provided that the foregoing amounts shall be subject to adjustment pursuant to Section 2.6.7 and Section 3.5.7. The Second Floor Additional Premises Base TI Allowance and the Second Floor Additional Premises Amortized TI Allowance (if properly requested by Tenant pursuant to this Article), shall be referred to herein collectively as the “Second Floor Additional Premises TI Allowance.” The Second Floor Additional Premises TI Allowance may be applied to the costs of (m) construction, (n) project management by Landlord (which fee shall equal two point five percent (2.5%) of the cost of the Second Floor Additional Premises Tenant Improvements, including the Second Floor Additional Premises Base TI Allowance and, if properly requested by Tenant, the Second Floor Additional Premises Amortized TI Allowance (the “Second Floor Project Management Fee”), provided that other than the Second Floor Project Management Fee, there shall be no other fee or charge owing by Tenant for any project or construction management conducted by Landlord or any third party engaged by Landlord with respect to the Second Floor Additional Premises Tenant Improvements), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Second Floor Additional Premises Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures (collectively, the “Second Floor Additional Premises Construction Costs”). In no event shall the Second Floor Additional Premises TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs arising from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors); provided, however, that Tenant shall be permitted to apply up to Five Hundred Thousand Dollars ($500,000) of the Second Floor Additional Premises Amortized TI Allowance (the “Second Floor FF&E Allowance Cap”) to the cost of furniture, fixtures and equipment for the Second Floor Additional Premises. For the avoidance of doubt, Tenant is not required to take any portion of the Second Floor Additional Premises Amortized TI Allowance and may elect to take all or a portion of the Second Floor Additional Premises Amortized TI Allowance, subject to and in accordance with the terms of this Article.
2.6.4    Tenant shall have until the date that is twelve (12) months after the Final Commencement Date (the “TI Deadline”) to expend the unused portion of the Second Floor Additional Premises TI Allowance, after which date Landlord’s obligation to fund any such costs shall expire. In no event shall any unused Second Floor Additional Premises TI Allowance entitle Tenant to a credit against Rent payable under the Lease.
2.6.5    Base Rent with respect to the Second Floor Additional Premises shall be increased to include the amount of the Second Floor Additional Premises Amortized TI Allowance disbursed by Landlord in accordance with this Amendment at a rate of eight percent (8%) annually amortized over a six (6) year period commencing on the Final Commencement Date (as defined below). The amount by which Base Rent for the Second Floor Additional Premises shall be increased shall be determined as of the Final Commencement Date and Base Rent for the Second Floor Additional Premises shall be increased accordingly and incorporated into the blended Base Rent for the Additional Premises calculated by Landlord in accordance with Section 4. If such determination does not reflect use by Tenant of all of the Second Floor Additional Premises Amortized TI Allowance and Tenant elects to use additional amounts of the Second Floor Additional Premises Amortized TI Allowance prior to the TI Deadline, then Base Rent for the Second Floor Additional Premises shall be determined again as of the TI Deadline and incorporated into the blended Base Rent for the Additional Premises calculated by Landlord in accordance with Section 4, with Tenant paying (on the next succeeding day that Base Rent is due under the Lease (the “TI True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the Final Commencement Date and ending on the TI True-Up Date. For purposes of this Amendment, the “Final Commencement Date” shall mean the date that is the later to occur of (a) the Second Floor Additional Premises Commencement Date and (b) the Third Floor Additional Premises Commencement Date (as defined below).
2.6.6    Landlord shall not be obligated to expend any portion of the Second Floor Additional Premises Amortized TI Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit D-1 hereto executed by an authorized officer of Tenant.
2.6.7    Tenant shall be entitled to apply any unused and unapplied portion of the Second Floor Additional Premises Base TI Allowance and, if properly requested by Tenant pursuant to this Article, any unused and unapplied portion of the Second Floor Additional Premises Amortized TI Allowance, toward the Third Floor Additional Premises Construction Costs (as defined below), provided that (a) Tenant provides Landlord with written notice of such request, (b) the Second Floor Additional Premises Base TI Allowance shall be deemed to be reduced, and the

Third Floor Additional Premises Base TI Allowance (as defined below) shall be deemed to be increased, by the amount of the Second Floor Additional Premises Base TI Allowance used towards the Third Floor Additional Premises Construction Costs on a dollar-for-dollar basis, (c) the Second Floor Additional Premises Amortized TI Allowance shall be deemed to be reduced, and the Third Floor Additional Premises Amortized TI Allowance (as defined below) shall be deemed to be increased, by the amount of the Second Floor Additional Premises Amortized TI Allowance used towards the Third Floor Additional Premises Construction Costs on a dollar-for-dollar basis, (d) in no event shall Tenant be permitted to apply more than One Million Dollars ($1,000,000) of the Additional Premises Amortized TI Allowance (as defined below) to the cost of furniture, fixtures and equipment for the Additional Premises; and (e) in no event shall Landlord be obligated to expend more than the aggregate amount of (i) the Second Floor Additional Premises Base TI Allowance, plus (ii) the Third Floor Additional Premises Base TI Allowance, plus (iii) if properly requested by Tenant pursuant to this Article, the Second Floor Additional Premises Amortized TI Allowance, plus (iv) if properly requested by Tenant pursuant to Article 3, the Third Floor Additional Premises Amortized TI Allowance, for a total amount of Six Million Seven Hundred Seventy-Nine Thousand Eighty-Five and 72/100 Dollars ($6,779,085.72) (collectively, the “Additional Premises TI Allowance”), toward the cost of the Second Floor Additional Premises Tenant Improvements and the Third Floor Additional Premises Tenant Improvements, in the aggregate.
3.Third Floor Additional Premises. Effective as of the Third Floor Additional Premises Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Third Floor Additional Premises for use by Tenant in accordance with the Permitted Use and in accordance with all other terms and conditions of the Lease. From and after the Third Floor Additional Premises Commencement Date, the term “Premises” as used in the Lease shall include the Third Floor Additional Premises.
3.1    Third Floor Additional Premises Term. The Term of the Lease with respect to the Third Floor Additional Premises (as the same may be earlier terminated in accordance with the Lease, the “Third Floor Additional Premises Term”) shall commence on the Third Floor Additional Premises Commencement Date and shall thereafter be coterminous with the Term for the Existing Premises, such that the Term with respect to the entire Premises (including both the Existing Premises and the Third Floor Additional Premises) shall expire on the Term Expiration Date.
3.2    Condition of Third Floor Additional Premises. Tenant acknowledges that (a) it is familiar with the condition of the Third Floor Additional Premises and agrees to take the same in its condition “as is” as of the Third Floor Additional Premises Commencement Date, (b) neither Landlord nor any agent of Landlord has made (and neither Landlord nor any agent of Landlord hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the Third Floor Additional Premises, including (without limitation) any representation or warranty with respect to the condition of Third Floor Additional Premises or with respect to the suitability of the Third Floor Additional Premises for the conduct of Tenant’s business and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the Third Floor Additional Premises for Tenant’s occupancy or to pay for any improvements to the Third Floor Additional Premises, except for performance of the Third Floor Additional Premises Tenant Improvements (as

defined below) and payment of the Third Floor Additional Premises Base TI Allowance (as defined below) and, if properly requested by Tenant pursuant to this Article, the Third Floor Additional Premises Amortized TI Allowance in accordance with this Amendment and the Third Floor Additional Premises Work Letter (as defined below). Notwithstanding anything to the contrary in this Amendment, Landlord shall deliver the Third Floor Additional Premises to Tenant (y) in compliance with all Applicable Laws, and (z) with the HVAC, electrical and plumbing systems serving the Third Floor Additional Premises (the “Third Floor Building Systems”) in good working order (such obligation as set forth in (y) and (z), “Landlord’s Third Floor Delivery Obligation”). Tenant’s taking possession of the Third Floor Additional Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Third Floor Additional Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair and that Landlord’s Third Floor Delivery Obligation was satisfied; provided that, if Landlord fails to satisfy Landlord’s Third Floor Delivery Obligation (a “Third Floor Delivery Shortfall”), then Tenant may, as its sole and exclusive remedy, deliver notice of such failure to Landlord detailing the nature of such failure (a “Third Floor Shortfall Notice”); provided, further, that any Third Floor Shortfall Notice must be received by Landlord no later than the date (the “Third Floor Shortfall Notice Deadline”) that is one hundred twenty (120) days after the Third Floor Additional Premises Commencement Date. In the event that Landlord receives a Third Floor Shortfall Notice on or before the Third Floor Shortfall Notice Deadline, Landlord shall, at Landlord’s expense, promptly remedy the Third Floor Delivery Shortfall. Landlord shall not have any obligations or liabilities in connection with a failure to satisfy Landlord’s Third Floor Delivery Obligation except to the extent such failure is identified by Tenant in a Third Floor Shortfall Notice delivered to Landlord on or before the Third Floor Shortfall Notice Deadline and such failure is not due to any act or omission of Tenant, Tenant’s contractors or subcontractors, or any of their respective employees, agents or invitees.
3.3    Third Floor Additional Premises Base Rent. Commencing as of the Third Floor Additional Premises Commencement Date, Base Rent for the Third Floor Additional Premises shall equal Thirty-Five Dollars ($35.00) per square foot of Rentable Area per year and shall be subject to an annual upward adjustment of two point three percent (2.3%) of the then-current Base Rent (with the first such adjustment becoming effective commencing on November 16, 2019, and subsequent adjustments becoming effective on every successive annual anniversary of November 16 for so long as the Lease continues in effect), subject to increase pursuant to Section 3.5.5 below.
3.4    Third Floor Additional Premises Pro Rata Share. Tenant’s Pro Rata Share of the Project with respect to the Third Floor Additional Premises shall be ten and eighty-three hundredths percent (10.83%). Commencing as of the Third Floor Additional Premises Commencement Date, Tenant’s Pro Rata Share of the Project shall be increased to include such amount.
3.5    Third Floor Additional Premises Tenant Improvements. Landlord shall use commercially reasonable efforts to tender possession of the Third Floor Additional Premises to Tenant on or before the date that is forty-one (41) weeks after the Sixth Amendment Execution Date (the “Estimated Third Floor Additional Premises Commencement Date”), with the work (the “Third Floor Additional Premises Tenant Improvements”) required of Landlord described in the Third

Floor Additional Premises Work Letter attached hereto as Exhibit B-2 (the “Third Floor Additional Premises Work Letter”) Substantially Complete (as defined below). Tenant agrees that in the event such work is not Substantially Complete on or before the Estimated Third Floor Additional Premises Commencement Date for any reason, then (a) neither this Amendment nor Tenant’s lease of the Third Floor Additional Premises shall be void or voidable, and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. With respect to the Third Floor Additional Premises Tenant Improvements, the term “Substantially Complete” or “Substantial Completion” means that the Third Floor Additional Premises Tenant Improvements are substantially complete in accordance with the Third Floor Additional Premises Approved Plans (as defined in the Third Floor Additional Premises Work Letter), except for minor punch list items (which items Landlord shall use commercially reasonable efforts to complete within thirty (30) days). Notwithstanding anything in this Amendment (including the Third Floor Additional Premises Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion with respect to the Third Floor Additional Premises Tenant Improvements shall be subject to extension on a day-for-day basis as a result of Force Majeure. If Substantial Completion of the Third Floor Additional Premises Tenant Improvements has not occurred by the date that is sixty (60) days after the Estimated Third Floor Additional Premises Commencement Date (the “Third Floor Additional Premises Outside Date”), then Tenant shall be entitled to receive one (1) day of Base Rent abatement with respect to the Third Floor Additional Premises only (and not with respect to any other Base Rent payable by Tenant under the Existing Lease or this Amendment) for each day thereafter that Substantial Completion of the Third Floor Additional Premises Tenant Improvements has not occurred; provided, however, that the Third Floor Additional Premises Outside Date shall be subject to extension on a day-for-day basis as a result of (m) Force Majeure and (n) any Third Floor Additional Premises Tenant Delays (as defined below). In the event that Tenant is entitled to such Base Rent abatement, such Base Rent abatement shall be applied to Tenant’s obligations to pay Base Rent with respect to the Third Floor Additional Premises commencing on the actual Third Floor Additional Premises Commencement Date.
3.5.1    The “Third Floor Additional Premises Commencement Date” shall be the day Landlord tenders possession of the Third Floor Additional Premises to Tenant with the Third Floor Additional Premises Tenant Improvements Substantially Complete. If Substantial Completion of the Third Floor Additional Premises Tenant Improvements is delayed by any action or inaction of Tenant (any such delay, a “Third Floor Additional Premises Tenant Delay”), then the Third Floor Additional Premises Commencement Date shall be the date that the Third Floor Additional Premises Commencement Date would have occurred but for such Third Floor Additional Premises Tenant Delay. Landlord shall endeavor to notify Tenant upon becoming aware of any actual or suspected Third Floor Additional Premises Tenant Delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Third Floor Additional Premises Commencement Date within ten (10) days after Tenant takes occupancy of the Third Floor Additional Premises, in the form attached as Exhibit C-2 hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Third Floor Additional Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Third Floor Additional Premises required for the Permitted Use by Tenant shall not serve to extend the Third Floor Additional Premises Commencement Date.

3.5.2    In the event that Landlord permits (in Landlord’s sole and absolute discretion) Tenant to enter upon the Third Floor Additional Premises prior to the Third Floor Additional Premises Commencement Date for the purpose of installing improvements or the placement of personal property, Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 of the Original Lease are in effect with respect to the Third Floor Additional Premises, and such entry shall be subject to all the terms and conditions of the Lease; and provided, further, that if the Third Floor Additional Premises Commencement Date is delayed due to such early access, then the Third Floor Additional Premises Commencement Date shall be the date that the Third Floor Additional Premises Commencement Date would have occurred but for such delay.
3.5.3    Landlord shall cause the Third Floor Additional Premises Tenant Improvements to be constructed in the Third Floor Additional Premises pursuant to the Third Floor Additional Premises Work Letter at a cost to Landlord not to exceed (a) Three Million Two Hundred Seventy-Four Thousand Eight Hundred Dollars ($3,274,800) (the “Third Floor Additional Premises Base TI Allowance”), plus (b) if properly requested by Tenant pursuant to this Article, Five Hundred Thousand Dollars ($500,000) (the “Third Floor Additional Premises Amortized TI Allowance”), for a total of Three Million Seven Hundred Seventy-Four Thousand Eight Hundred Dollars ($3,774,800)), provided that the foregoing amounts shall be subject to adjustment pursuant to Section 2.6.7 and Section 3.5.7. The Third Floor Additional Premises Base TI Allowance and the Third Floor Additional Premises Amortized TI Allowance (if properly requested by Tenant pursuant to this Article), shall be referred to herein collectively as the “Third Floor Additional Premises TI Allowance.” The Third Floor Additional Premises TI Allowance may be applied to the costs of (m) construction, (n) project management by Landlord (which fee shall equal two point five percent (2.5%) of the cost of the Third Floor Additional Premises Tenant Improvements, including the Third Floor Additional Premises Base TI Allowance and, if properly requested by Tenant, the Third Floor Additional Premises Amortized TI Allowance (the “Third Floor Project Management Fee”), provided that other than the Third Floor Project Management Fee, there shall be no other fee or charge owing by Tenant for any project or construction management conducted by Landlord or any third party engaged by Landlord with respect to the Third Floor Additional Premises Tenant Improvements), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Third Floor Additional Premises Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures (collectively, the “Third Floor Additional Premises Construction Costs”). In no event shall the Third Floor Additional Premises TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs arising from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors); provided, however, that Tenant shall be permitted to apply all or any portion of the Third Floor Additional Premises Amortized TI Allowance (the “Third Floor FF&E Allowance Cap”) to the cost of furniture, fixtures and equipment for the Third Floor Additional Premises. For the avoidance of doubt, Tenant is not required to take any portion of the Third Floor Additional Premises Amortized TI Allowance and may elect to take all or a portion of the Third Floor Additional Premises Amortized TI Allowance, subject to and in accordance with the terms of this Article.
3.5.4    Tenant shall have until the TI Deadline to expend the unused portion of the Third Floor Additional Premises TI Allowance, after which date Landlord’s obligation to fund any such costs shall expire. In no event shall any unused Third Floor Additional Premises TI Allowance entitle Tenant to a credit against Rent payable under the Lease.
3.5.5    Base Rent with respect to the Third Floor Additional Premises shall be increased to include the amount of the Third Floor Additional Premises Amortized TI Allowance disbursed by Landlord in accordance with this Amendment at a rate of eight percent (8%) annually amortized over a six (6) year period commencing on the Final Commencement Date. The amount by which Base Rent for the Third Floor Additional Premises shall be increased shall be determined as of the Final Commencement Date and Base Rent for the Third Floor Additional Premises shall be increased accordingly and incorporated into the blended Base Rent for the Additional Premises calculated by Landlord in accordance with Section 4. If such determination does not reflect use by Tenant of all of the Third Floor Additional Premises Amortized TI Allowance and Tenant elects to use additional amounts of the Third Floor Additional Premises Amortized TI Allowance prior to the TI Deadline, then Base Rent for the Third Floor Additional Premises shall be determined again as of the TI Deadline and incorporated into the blended Base Rent for the Additional Premises calculated by Landlord in accordance with Section 4, with Tenant paying on the TI True-Up Date any underpayment of the further adjusted Base Rent for the period beginning on the Final Commencement Date and ending on the TI True-Up Date.
3.5.6    Landlord shall not be obligated to expend any portion of the Third Floor Additional Premises Amortized TI Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit D-2 hereto executed by an authorized officer of Tenant. In no event shall any unused Third Floor Additional Premises TI Allowance entitle Tenant to a credit against Rent payable under the Lease.
3.5.7    Tenant shall be entitled to apply any unused and unapplied portion of the Third Floor Additional Premises Base TI Allowance and, if properly requested by Tenant pursuant to this Article, the Third Floor Additional Premises Amortized TI Allowance toward the Second Floor Additional Premises Construction Costs, provided that (a) Tenant provides Landlord with written notice of such request, (b) the Third Floor Additional Premises Base TI Allowance shall be deemed to be reduced, and the Second Floor Additional Premises Base TI Allowance shall be deemed to be increased, by the amount of the Third Floor Additional Premises Base TI Allowance used towards the Second Floor Additional Premises Construction Costs on a dollar-for-dollar basis, (c) the Third Floor Additional Premises Amortized TI Allowance shall be deemed to be reduced, and the Second Floor Additional Premises Amortized TI Allowance shall be deemed to be increased, by the amount of the Third Floor Additional Premises Amortized TI Allowance used towards the Second Floor Additional Premises Construction Costs on a dollar-for-dollar basis, (d) in no event shall Tenant be permitted to apply more than One Million Dollars ($1,000,000) of the Additional Premises Amortized TI Allowance to the cost of furniture, fixtures and equipment for the Additional

Premises; and (e) in no event shall Landlord be obligated to expend more than the Additional Premises TI Allowance toward the cost of the Second Floor Additional Premises Tenant Improvements and the Third Floor Additional Premises Tenant Improvements, in the aggregate.
4.Additional Premises Blended Base Rent. The parties acknowledge and agree that as of the Final Commencement Date, Landlord will establish a single, blended Base Rent for the Additional Premises, which blended Base Rent shall be the financial equivalent of the aggregate Base Rent for the Second Floor Additional Premises and the Third Floor Additional Premises as determined in accordance with this Amendment. For exemplary purposes, attached hereto as Exhibit E is a Base Rent chart (the “Additional Premises Base Rent Chart”) reflecting Landlord’s determination of the blended Base Rent for the Additional Premises assuming that (a) the Third Floor Additional Premises Commencement Date is May 1, 2019; (b) the Final Commencement Date is June 1, 2019, and (c) Tenant uses the entire Second Floor Additional Premises Amortized TI Allowance and Third Floor Additional Premises Amortized TI Allowance (collectively, the “Additional Premises Amortized TI Allowance”). As of the Final Commencement Date, Landlord will (a) determine the aggregate amount of Base Rent for the Second Floor Additional Premises and Third Floor Additional Premises in accordance with Sections 2.6.5 and 3.5.5, respectively, on a per month basis, and (b) divide such aggregate amount by the total number of square feet of Rentable Area within the Second Floor Additional Premises and Third Floor Additional Premises thereby establishing a single, blended Base Rent for the entire Additional Premises, which methodology was applied by Landlord in determining the blended Base Rent reflected on the Additional Premises Base Rent Chart. In the event that Tenant uses any of the Additional Premises Amortized TI Allowance after the Final Commencement Date but before the TI Deadline, then Landlord will recalculate the blended Base Rent again as of the TI Deadline in accordance with the foregoing provisions and Tenant shall pay any underpayment of Base Rent on the TI True-Up Date for the period beginning on the Final Commencement Date and ending on the TI-True-Up Date in accordance with Sections 2.6.5 and 3.5.5 of this Amendment. The parties shall execute an amendment to the Lease that memorializes the agreed-upon single, blended Base Rent rate for the entire Additional Premises, provided that any failure of the parties to execute such amendment shall not affect the validity of the blended Base Rent for the Additional Premises as determined by Landlord in accordance with this Amendment.
5.Parking. For purposes of clarification, Tenant’s Pro Rata Share of parking facilities serving the Building may include parking spaces in the parking garage at 101 Elliott Avenue West. Landlord agrees to use reasonable efforts to locate as many of Tenant’s parking spaces as possible within the 201 Elliot Avenue West parking garage, but in no event less than one hundred (100) parking spaces, provided Tenant does not release its license to use any portion of Tenant’s Pro Rata Share of the parking facilities.   As of the Sixth Amendment Execution Date, Tenant’s Pro Rata Share of the parking facilities is equal to one hundred five (105) parking spaces (the “Current Allotted Parking Spaces”). As of the Final Commencement Date, Tenant’s Pro Rata Share of the parking facilities will be equal to one hundred twenty-four (124) parking spaces (the “Allotted Parking Spaces”). The cost for each parking space allocated to Tenant shall continue to be payable by Tenant as set forth in the Lease; provided, however, the parties agree that the prevailing market rate for the Current Allotted Parking Spaces as of the Sixth Amendment Execution Date and the Allotted Parking Spaces as of the Final Commencement Date is equal to Two Hundred Twenty

Dollars ($220.00) per parking space, subject to increase by no more than three percent (3%) per year in accordance with the terms and conditions set forth in the Lease (the “Allotted Parking Spaces Rate”). Without limiting the foregoing, in the event that Tenant’s Pro Rata Share of the parking facilities serving the Building increases after the Sixth Amendment Execution Date as a result of Tenant’s exercise of one or more rights under the Existing Lease, the Allotted Parking Spaces Rate shall not be deemed to apply to such additional parking spaces and the provisions of Section 13.3 of the Original Lease shall govern.
Notwithstanding anything to the contrary, Tenant may elect to increase Tenant’s Current Allotted Parking Spaces to include up to an additional nineteen (19) parking spaces (i.e., up to the total number of Allotted Parking Spaces) at any time, and from time to time, following the Sixth Amendment Execution Date and prior to the Final Commencement Date, upon giving Landlord thirty (30) days’ prior written notice (the “Parking Notice”), which Parking Notice shall include the number of additional spaces Tenant desires to add to its Current Allotted Parking Spaces; provided, however, in no event shall the increased Current Allotted Parking Spaces exceed the Allotted Parking Spaces. If Tenant elects to add such parking spaces to Tenant’s Current Allotted Parking Spaces prior to the Final Commencement Date, then Tenant shall be entitled to use such parking spaces, and Tenant shall pay the Allotted Parking Spaces Rate for such parking spaces, commencing on the date that is thirty (30) days after Tenant’s Parking Notice.
6.Termination Option. Beginning on the date that is six (6) years after the Final Commencement Date (the “Termination Option Commencement Date”), Tenant shall have the option to terminate the Lease (except for those terms that, by their express provisions, survive the expiration or earlier termination thereof) as to the Additional Premises only (and not as to any other portion of the Premises) (the “Termination Option”), as of any date occurring on or after the Termination Option Commencement Date (the “Termination Date”), subject to the terms, conditions and provisions of this Section.
6.1.    The Termination Option is conditional upon Tenant delivering the following items to Landlord on or before the date that is twelve (12) months prior to the Termination Date (such date, the “Exercise Date”): (a) written notice of Tenant’s election to exercise the Termination Option to terminate the Lease for the Additional Premises (the “Termination Notice”) and (b) the Termination Fee (as defined below). If Tenant properly delivers the Termination Notice and the Termination Fee in accordance with this Article, then the Termination Date shall be the date that is twelve (12) months following Landlord’s receipt of the Termination Notice and the Termination Fee. Tenant shall not be deemed to have exercised the Termination Option unless and until Tenant has delivered to Landlord both the Termination Notice and the Termination Fee. Time shall be of the essence as to Tenant’s exercise of the Termination Option.
6.2    For purposes of this Article, the “Termination Fee” means an amount calculated as follows: (a) (i) the aggregate amount of Base Rent for the Additional Premises that would have been payable by Tenant under the Lease from the Termination Date until the Term Expiration Date, multiplied by (ii) thirteen percent (13%); plus (b) One Hundred Thousand Dollars ($100,000); plus (c) (i) the aggregate amount of the unamortized amount of the Second Floor Additional Premises Base TI Allowance (calculated by amortizing the same at eight percent (8%)

per annum over the time period from the Second Floor Additional Premises Commencement Date until the Term Expiration Date) and the unamortized balance of the Third Floor Additional Premises Base TI Allowance (calculated by amortizing the same at eight percent (8%) per annum over the time period from the Third Floor Additional Premises Commencement Date until the Term Expiration Date), multiplied by (ii) thirty percent (30%). For exemplary purposes, attached hereto as Exhibit F is a chart (the “Termination Fee Chart”) reflecting the calculation of the Termination Fee assuming that (x) the Third Floor Additional Premises Commencement Date is May 1, 2019; and (ii) the Final Commencement Date is June 1, 2019. Upon Tenant’s request following the Final Commencement Date, Landlord will provide Tenant with an updated Termination Fee Chart.
6.3    If Tenant exercises the Termination Option in accordance with this Section, then the Lease as to the Additional Premises only, and not any other portion of the Premises, shall terminate on the Termination Date. In such event, Tenant shall surrender the Additional Premises to Landlord on or before the Termination Date in accordance with all of the terms, conditions and provisions of the Lease. If Tenant does not so surrender the Additional Premises to Landlord in accordance with all of the terms, conditions and provisions of the Lease on or before the Termination Date, then Tenant shall be in holdover of the Additional Premises without Landlord’s prior written consent pursuant to the terms and conditions of Section 27.3 of the Original Lease, and, therefore, in such event, Tenant shall be a tenant at sufferance with respect to the Additional Premises and subject to payment of the amounts set forth in Section 27.3(a) and (b) of the Original Lease.
6.4    Notwithstanding anything in this Section to the contrary, Tenant shall not be permitted to exercise the Termination Option during such period of time that Tenant is in default under any provision of the Lease. Any attempted exercise of the Termination Option during a period of time in which Tenant is so in default shall be void and of no force or effect.
6.5    Notwithstanding anything to the contrary, Landlord and Tenant acknowledge and agree that the Termination Option granted to Tenant with respect to the Additional Premises under this Article shall be in lieu of, and not in addition to, any termination options granted to Tenant under the Existing Lease and no such termination options shall apply to the Additional Premises, except as otherwise expressly provided in Article 7 below. Without limiting the generality of the foregoing, Article 48 of the Original Lease (as the same may have been amended) shall not apply to the Additional Premises and any exercise of a termination option granted to Tenant under Article 48 of the Original Lease shall not terminate, in whole or in part, Tenant’s lease of the Additional Premises under this Amendment.
7.Build-to-Suit Option. The parties acknowledge and agree that in the event that Landlord and Tenant enter into a build-to-suit lease pursuant to Section 47 of the Original Lease or otherwise in each party’s sole and absolute discretion (that terminates the Lease), then (a) the resulting termination of the Existing Lease in accordance therewith shall also terminate Tenant’s lease of the Additional Premises under this Amendment, and (b) there shall be no termination penalty or charge for the termination of Tenant’s lease of the Additional Premises, and no termination costs related to such termination shall be factored into the economics of the new build-to-suit lease.
8.Security Deposit. On or before the Sixth Amendment Execution Date, Tenant shall deposit an amount equal to Three Hundred Seventy-Five Thousand Dollars ($375,000) with

Landlord as an additional Security Deposit under the Lease. From and after the Sixth Amendment Execution Date, the required Security Deposit under the Lease shall be an amount equal to One Million Fifty-Four Thousand Sixty-Nine Dollars ($1,054,069), which amount shall be subject to adjustment in accordance with Section 11.7 of the Original Lease.
9.Additional Insureds. The first grammatical sentence of Section 23.4 of the Original Lease is hereby deleted in its entirety and replaced with the following:
“The insurance required to be maintained by Tenant under this Lease shall name Landlord, BioMed Realty LLC, BioMed Realty, L.P., BRE Edison L.P., BRE Edison LLC, BRE Edison Holdings L.P., BRE Edison Holdings LLC, BRE Edison Parent L.P. and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds.”
10.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than CBRE (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.
11.No Default. Landlord and Tenant each represents, warrants and covenants that, to the best of their knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
12.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
Omeros Corporation
201 Elliott Avenue West
Seattle, Washington 98119
Attn: Chief Executive Officer

with a copy to:

Omeros Corporation
201 Elliott Avenue West
Seattle, Washington 98119
Attn: General Counsel
13.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
14.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
15.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
16.Authority. Tenant warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. Landlord warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
17.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
18.Sales Tax Deferral. Landlord agrees to reasonably cooperate with Tenant, at no cost or liability to Landlord, with respect to seeking a sales tax deferral, or other available tax deferrals or incentives, that may benefit Tenant with respect to construction of the Second Floor Additional Premises Tenant Improvements and Third Floor Additional Premises Tenant Improvements. Notwithstanding the foregoing, in the event that the DOR or any other applicable Governmental Authority determines that any such deferred amounts or other incentives must be paid or reimbursed, Tenant shall be solely responsible for and shall promptly pay such amounts to the DOR or any other applicable Governmental Authority, together with any late fees, penalties, interest or other charges incurred in connection therewith.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.
LANDLORD:
BMR-201 ELLIOTT AVENUE LLC,
a Delaware limited liability company

By:    /s/ Marie Lewis
Name:    Marie Lewis
Title:    Vice President, Legal

TENANT:
OMEROS CORPORATION,
a Washington corporation

By:    /s/ Gregory A. Demopulos
Name:    Gregory A. Demopulos, M.D.
Title:    Chairman & CEO

EXHIBIT A-1
SECOND FLOOR ADDITIONAL PREMSIES

EXHIBIT A-2
THIRD FLOOR ADDITIONAL PREMISES

EXHIBIT B-1
SECOND FLOOR ADDITIONAL PREMISES WORK LETTER
This Second Floor Additional Premises Work Letter (this “Second Floor Additional Premises Work Letter”) is made and entered into as of the 18th day of October, 2018, by and between BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”), and OMEROS CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Sixth Amendment to Lease dated as of October 18, 2018 (the “Amendment”), by and between Landlord and Tenant for certain premises located at 201 Elliott Avenue West, Seattle, Washington. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Amendment.
1.General Requirements.
1.1.    Authorized Representatives.
(a)    Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) John Moshy as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Second Floor Additional Premises Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Second Floor Additional Premises Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.
(b)    Tenant designates Mike Jacobson (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Second Floor Additional Premises Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.
1.2.    Second Floor Additional Premises Schedule. The schedule for design and development of the Second Floor Additional Premises Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Landlord (the “Second Floor Additional Premises Schedule”). The Second Floor Additional Premises Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Second Floor Additional Premises Work Letter. The initial schedule shall provide for completion of the Second Floor Additional Premises Tenant Improvements by the Estimated Second Floor Additional Premises Commencement Date.
1.3.    Landlord’s Architects, Contractors and Consultants. Landlord has agreed to use Turner Construction Company, a New York corporation (“Turner”) as the general contractor and SABARCHITECTS, INC., a Washington corporation (“SABA”) as the architect for the Second Floor Additional Premises Tenant Improvements; provided that, Landlord shall have the right to remove, in its sole and absolute discretion, and replace Turner or SABA with a general contractor or architect, as applicable, selected by Landlord and reasonably approved by Tenant. Except as provided in the foregoing sentence, the engineering consultants, design team, contractors and subcontractors responsible for the construction of the Second Floor Additional Premises Tenant Improvements shall be selected by Landlord.
2.Second Floor Additional Premises Tenant Improvements. All Second Floor Additional Premises Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the Second Floor Additional Premises TI Allowance used by Landlord in completing the Second Floor Additional Premises Tenant Improvements) and in substantial accordance with the Second Floor Additional Premises Approved Plans (as defined below), the Amendment and this Second Floor Additional Premises Work Letter. To the extent that the total projected cost of the Second Floor Additional Premises Tenant Improvements (as projected by Landlord) exceeds the Second Floor Additional Premises TI Allowance (such excess, the “Excess Second Floor Additional Premises TI Costs”), Tenant shall pay the costs of the Second Floor Additional Premises Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess Second Floor Additional Premises TI Costs payable by Tenant to the Second Floor Additional Premises TI Allowance payable by Landlord. If the cost of the Second Floor Additional Premises Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and each party’s pari passu share shall be adjusted accordingly. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Second Floor Additional Premises Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Second Floor Additional Premises Tenant Improvements shall be new, and the Second Floor Additional Premises Tenant Improvements shall be performed in a first-class, workmanlike manner. Landlord agrees to reasonably cooperate with Tenant with respect to any reasonable requests by Tenant for copies of invoices or similar information relating to the overall cost of the Second Floor Additional Premises Tenant Improvements.
2.1.    Second Floor Additional Premises Work Plans. Landlord and Tenant have approved the schematics covering the Second Floor Additional Premises Tenant Improvements, which are attached hereto as Exhibit 1.0 and incorporated herein by reference (the “Second Floor Additional Premises Approved Schematic Plans).”
2.2.    Second Floor Additional Premises Construction Plans. Landlord shall prepare plans and specifications for the Second Floor Additional Premises Tenant Improvements that are consistent with and are logical evolutions of the Second Floor Additional Premises Approved Schematic Plans (“Second Floor Additional Premises Construction Plans”). On or before the date that is two (2) weeks after the Sixth Amendment Execution Date (such date, the “Second Floor Additional Premises Construction Plans Submittal Date”), Landlord shall deliver the same to Tenant for Tenant’s approval or disapproval in accordance with this Section. Such Second Floor Additional Premises Construction Plans shall be approved or disapproved by Tenant within seven (7) business days after delivery to Tenant, provided, however, that Tenant’s right to disapprove of the Second Floor Additional Premises Construction Plans shall be limited to matters shown on the Second Floor Additional Premises Construction Plans that are not consistent with or logical evolutions of the Second Floor Additional Premises Approved Schematic Plans (each, a “Design Deficiency”). Tenant’s failure to respond within such seven (7) business-day period shall be deemed approval by Tenant. If the Second Floor Additional Premises Construction Plans are disapproved by Tenant based upon the existence of one or more Design Deficiencies in accordance with this Section 2.2, then Tenant shall timely notify Landlord in writing of such Design Deficiencies, and the parties shall confer and negotiate in good faith to reach agreement on the Second Floor Additional Premises Construction Plans. Landlord shall cause the Second Floor Additional Premises Construction Plans to be revised and resubmitted to Tenant within seven (7) business days of Landlord’s receipt of written notice of any Design Deficiencies from Tenant (with Landlord using reasonable efforts to address any such Design Deficiencies or notifying Tenant of any matters objected to by Tenant that Landlord does not believe constitute Design Deficiencies), and the above process shall repeat until both Landlord and Tenant approve the Second Floor Additional Premises Construction Plans; provided, however, that Tenant’s right to disapprove of any revised version of the Second Floor Additional Premises Construction Plans shall be further limited to only those Design Deficiencies that (a)(i) Tenant included in Tenant’s previous written notice of disapproval of the Second Floor Additional Premises Construction Plans pursuant to this Section, and (ii) Landlord failed to correct in such revised version of the Second Floor Additional Premises Construction Plans, or (b) are a result of the revisions made to the Second Floor Additional Premises Construction Plans. Notwithstanding any provision to the contrary set forth herein, in the event that the Second Floor Additional Premises Construction Plans have not been approved by Tenant on or before the date that is eight (8) weeks after the Sixth Amendment Execution Date (as such date is subject to extension pursuant to Section 5.4 below, the “Second Floor Additional Premises Construction Plans Approval Deadline”), then (x) such failure shall be deemed a Second Floor Additional Premises Tenant Delay, (y) the Second Floor Additional Premises Commencement Date shall be the date that the Second Floor Additional Premises Commencement Date would have occurred but for such Second Floor Additional Premises Tenant Delay and (z) the Estimated Second Floor Additional Premises Commencement Date and the Second Floor Additional Premises Outside Date shall each be extended on a day-for-day basis for each day thereafter that the Second Floor Additional Premises Construction Plans have not been approved by Tenant. Promptly after the Second Floor Additional Premises Construction Plans are approved by Landlord and Tenant, two (2) copies of such Second Floor Additional Premises Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Second Floor Additional Premises Construction Plans to all appropriate Governmental Authorities for approval. The Second Floor Additional Premises Construction Plans so approved and all change orders specifically permitted by this Second Floor Additional Premises Work Letter, are referred to herein as the “Second Floor Additional Premises Approved Plans.”
2.3.    Changes to the Second Floor Additional Premises Tenant Improvements. Any changes to the Second Floor Additional Premises Approved Plans (each, a “Second Floor Additional Premises Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Second Floor Additional Premises Work Letter.
(a)    Second Floor Additional Premises Change Request. Either Landlord or Tenant may request Second Floor Additional Premises Changes after Tenant approves the Second Floor Additional Premises Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Second Floor Additional Premises Change Request”), which Second Floor Additional Premises Change Request shall detail the nature and extent of any requested Second Floor Additional Premises Changes, including (a) the Second Floor Additional Premises Change, (b) the party required to perform the Second Floor Additional Premises Change and (c) any modification of the Second Floor Additional Premises Approved Plans and the Second Floor Additional Premises Schedule, as applicable, necessitated by the Second Floor Additional Premises Change. Any delay in Substantial Completion of the Second Floor Additional Premises Tenant Improvements due to a Second Floor Additional Premises Change requested by Tenant shall be deemed a Second Floor Additional Premises Tenant Delay. If the nature of a Second Floor Additional Premises Change requires revisions to the Second Floor Additional Premises Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Second Floor Additional Premises Tenant Improvements as a result of such Second Floor Additional Premises Change. Second Floor Additional Premises Change Requests shall be signed by the requesting party’s Authorized Representative.
(b)    Approval of Second Floor Additional Premises Changes. All Second Floor Additional Premises Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall be reasonable for Landlord or Tenant to withhold its consent to any Second Floor Additional Premises Change that would delay the Second Floor Additional Premises Commencement Date. The non-requesting party shall have seven (7) business days after receipt of a Second Floor Additional Premises Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Second Floor Additional Premises Change Request. The non-requesting party’s failure to respond within such seven (7) business day period shall be deemed approval by the non-requesting party.
3.Requests for Consent. Except as otherwise provided in this Second Floor Additional Premises Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Second Floor Additional Premises Work Letter within seven (7) business days following Tenant’s receipt of such request. Tenant’s failure to respond within such seven (7) business-day period shall be deemed approval by Tenant.
4. Second Floor Additional Premises TI Allowance.
4.1.    Application of Second Floor Additional Premises TI Allowance. Landlord shall contribute, in the following order, the Second Floor Additional Premises Base TI Allowance; and if properly requested by Tenant pursuant to the terms of the Amendment, the Second Floor Additional Premises Amortized TI Allowance, toward the costs and expenses incurred in connection with the performance of the Second Floor Additional Premises Tenant Improvements, in accordance with the Amendment. If the entire Second Floor Additional Premises TI Allowance is not applied toward or reserved for the costs of the Second Floor Additional Premises Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the Second Floor Additional Premises TI Allowance. Tenant may apply the Second Floor Additional Premises Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Amendment, the Second Floor Additional Premises Amortized TI Allowance toward the payment of construction and other costs in accordance with the terms and provisions of the Amendment.
4.2.    Approval of Budget for the Second Floor Additional Premises Tenant Improvements. Landlord agrees to provide a proposed budget for the Second Floor Additional Premises Tenant Improvements by no later than the date that is two weeks after the Sixth Amendment Execution Date, and the parties agree to work together cooperatively and in good faith in order to finalize and mutually approve the Second Floor Additional Premises Approved Budget. Notwithstanding anything to the contrary set forth elsewhere in this Second Floor Additional Premises Work Letter or the Amendment, Landlord shall not have any obligation to expend any portion of the Second Floor Additional Premises TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Second Floor Additional Premises Tenant Improvements (the “Second Floor Additional Premises Approved Budget”). If Landlord subsequently becomes aware of any material changes to the Second Floor Additional Premises Approved Budget, Landlord shall promptly notify Tenant of the same in writing and the parties shall cooperate with one another in good faith with respect to any desire by Tenant to minimize any increases in the Second Floor Additional Premises Approved Budget. Prior to Landlord’s approval of the Second Floor Additional Premises Approved Budget, Tenant’s pari passu share of the costs and expenses incurred in connection with the Second Floor Additional Premises Tenant Improvements shall be twenty percent (20%) of such costs and expenses as they become due. Once Landlord and Tenant have approved of the Second Floor Additional Premises Approved Budget, Tenant’s pari passu share shall be retroactively adjusted in accordance with the provisions of Section 2 of this Second Floor Additional Premises Work Letter. Furthermore, nothing in this Section shall limit Tenant’s obligation to pay all Excess Second Floor Additional Premises TI Costs in accordance with Section 2 of this Second Floor Additional Premises Work Letter.
5.Miscellaneous.
5.1.    Incorporation of Lease Provisions. Sections 41.3 through 41.10 and Sections 41.12 through 41.18 of the Original Lease are incorporated into this Second Floor Additional Premises Work Letter by reference, and shall apply to this Second Floor Additional Premises Work Letter in the same way that they apply to the Lease.
5.2.    General. This Second Floor Additional Premises Work Letter shall not apply to improvements performed in any portion of the premises other than the Second Floor Additional Premises.
5.3.    Assignment of Warranties. To the extent assignable, Landlord will assign to Tenant all warranties obtained by Landlord in connection with the Second Floor Additional Premises Tenant Improvements; provided, however, that, notwithstanding any such assignment, Landlord shall also retain the right to enforce such warranties against the applicable contractor, at Landlord’s sole option.
5.4.    Second Floor Additional Premises Landlord Delay. For purposes of this Second Floor Additional Premises Work Letter, a “Second Floor Additional Premises Landlord Delay” means any delay in Tenant’s approval of the Second Floor Additional Premises Construction Plans resulting from Landlord’s failure to (a) deliver the initial set of Second Floor Additional Premises Construction Plans to Tenant on or before the Second Floor Additional Premises Construction Plans Submittal Date, or (b) timely resubmit to Tenant a revised set of the Second Floor Additional Premises Construction Plans within the time period required under Section 2.2 above that reflect, in Landlord’s good faith judgment, Landlord’s reasonable efforts to address any matters objected to by Tenant that Landlord agrees constitute Design Deficiencies pursuant to Section 2.2. In the event of any Second Floor Additional Premises Landlord Delay, Tenant’s sole and exclusive remedy shall be that the Second Floor Additional Premises Construction Plans Approval Deadline shall be extended on a day-for-day basis for each day of Second Floor Additional Premises Landlord Delay.
5.5.    Removal. Notwithstanding anything to the contrary, in no event shall Tenant have any obligation whatsoever to remove or restore any of the Second Floor Additional Premises Tenant Improvements as of the expiration or earlier termination of the Term of the Lease with respect to the Second Floor Premises.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Floor Additional Premises Work Letter to be effective on the date first above written.
LANDLORD:
BMR-201 ELLIOTT AVENUE LLC,
a Delaware limited liability company

By:    /s/ Marie Lewis
Name:    Marie Lewis
Title:    Vice President, Legal

TENANT:
OMEROS CORPORATION,
a Washington corporation

By:    /s/ Gregory A. Demopulos
Name:    Gregory A. Demopulos, M.D.
Title:    Chairman & CEO

EXHIBIT 1.0

SECOND FLOOR ADDITIONAL PREMISES APPROVED SCHEMATIC PLANS

EXHIBIT B-2
THIRD FLOOR ADDITIONAL PREMISES WORK LETTER
This Third Floor Additional Premises Work Letter (this “Third Floor Additional Premises Work Letter”) is made and entered into as of the 18th day of October, 2018, by and between BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”), and OMEROS CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Sixth Amendment to Lease dated as of October 18, 2018 (the “Amendment”), by and between Landlord and Tenant for certain premises located at 201 Elliott Avenue West, Seattle, Washington. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Amendment.
1.General Requirements.
1.1.    Authorized Representatives.
(a)    Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) John Moshy as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Third Floor Additional Premises Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Third Floor Additional Premises Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.
(b)    Tenant designates Mike Jacobson (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Third Floor Additional Premises Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.
1.2.    Third Floor Additional Premises Schedule. The schedule for design and development of the Third Floor Additional Premises Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Landlord (the “Third Floor Additional Premises Schedule”). The Third Floor Additional Premises Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Third Floor Additional Premises Work Letter. The initial schedule shall provide for completion of the Third Floor Additional Premises Tenant Improvements by the Estimated Third Floor Additional Premises Commencement Date.
1.3.    Landlord’s Architects, Contractors and Consultants. Landlord has agreed to use Turner Construction Company, a New York corporation (“Turner”) as the general contractor and SABARCHITECTS, INC., a Washington corporation (“SABA”) for the Third Floor Additional Premises Tenant Improvements; provided that, Landlord shall have the right to remove, in its sole and absolute discretion, and replace Turner or SABA with a general contractor or architect, as applicable, selected by Landlord and reasonably approved by Tenant. Except as provided in the foregoing sentence, the engineering consultants, design team, contractors and subcontractors responsible for the construction of the Third Floor Additional Premises Tenant Improvements shall be selected by Landlord.
2.Third Floor Additional Premises Tenant Improvements. All Third Floor Additional Premises Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the Third Floor Additional Premises TI Allowance) and in substantial accordance with the Third Floor Additional Premises Approved Plans (as defined below), the Amendment and this Third Floor Additional Premises Work Letter. To the extent that the total projected cost of the Third Floor Additional Premises Tenant Improvements (as projected by Landlord) exceeds the Third Floor Additional Premises TI Allowance (such excess, the “Excess Third Floor Additional Premises TI Costs”), Tenant shall pay the costs of the Third Floor Additional Premises Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess Third Floor Additional Premises TI Costs payable by Tenant to the Third Floor Additional Premises TI Allowance payable by Landlord. If the cost of the Third Floor Additional Premises Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and each party’s pari passu share shall be adjusted accordingly. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Third Floor Additional Premises Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Third Floor Additional Premises Tenant Improvements shall be new, and the Third Floor Additional Premises Tenant Improvements shall be performed in a first-class, workmanlike manner. Landlord agrees to reasonably cooperate with Tenant with respect to any reasonable requests by Tenant for copies of invoices or similar information relating to the overall cost of the Third Floor Additional Premises Tenant Improvements.
2.1.    Third Floor Additional Premises Work Plans. Landlord and Tenant have approved the schematics covering the Third Floor Additional Premises Tenant Improvements, which are attached hereto as Exhibit 1.0 and incorporated herein by reference (the “Third Floor Additional Premises Approved Schematic Plans).”
2.2.    Third Floor Additional Premises Construction Plans. Landlord shall prepare plans and specifications for the Third Floor Additional Premises Tenant Improvements that are consistent with and are logical evolutions of the Third Floor Additional Premises Approved Schematic Plans (“Third Floor Additional Premises Construction Plans”). On or before the date that is two (2) weeks after the Sixth Amendment Execution Date (such date, the “Third Floor Additional Premises Construction Plans Submittal Date”), Landlord shall deliver the same to Tenant for Tenant’s approval or disapproval in accordance with this Section. Such Third Floor Additional Premises Construction Plans shall be approved or disapproved by Tenant within seven (7) business days after delivery to Tenant, provided, however, that Tenant’s right to disapprove of the Third Floor Additional Premises Construction Plans shall be limited to matters shown on the Third Floor Additional Premises Construction Plans that are not consistent with or logical evolutions of the Third Floor Additional Premises Approved Schematic Plans (each, a “Design Deficiency”). Tenant’s failure to respond within such seven (7) business-day period shall be deemed approval by Tenant. If the Third Floor Additional Premises Construction Plans are disapproved by Tenant based upon the existence of one or more Design Deficiencies in accordance with this Section 2.2, then Tenant shall timely notify Landlord in writing of such Design Deficiencies, and the parties shall confer and negotiate in good faith to reach agreement on the Third Floor Additional Premises Construction Plans. Landlord shall cause the Third Floor Additional Premises Construction Plans to be revised and resubmitted to Tenant within seven (7) business days of Landlord’s receipt of written notice of any Design Deficiencies from Tenant (with Landlord using reasonable efforts to address any such Design Deficiencies or notifying Tenant of any matters objected to by Tenant that Landlord does not believe constitute Design Deficiencies), and the above process shall repeat until both Landlord and Tenant approve the Third Floor Additional Premises Construction Plans; provided, however, that Tenant’s right to disapprove of any revised version of the Third Floor Additional Premises Construction Plans shall be further limited to only those Design Deficiencies that (a)(i) Tenant included in Tenant’s previous written notice of disapproval of the Third Floor Additional Premises Construction Plans pursuant to this Section, and (ii) Landlord failed to correct in such revised version of the Third Floor Additional Premises Construction Plans, or (b) are a result of the revisions made to the Third Floor Additional Premises Construction Plans by Landlord. Notwithstanding any provision to the contrary set forth herein, in the event that the Third Floor Additional Premises Construction Plans have not been approved by Tenant on or before the date that is eight (8) weeks after the Sixth Amendment Execution Date (as such date is subject to extension pursuant to Section 5.4 below, the “Third Floor Additional Premises Construction Plans Approval Deadline”), then (x) such failure shall be deemed a Third Floor Additional Premises Tenant Delay, (y) the Third Floor Additional Premises Commencement Date shall be the date that the Third Floor Additional Premises Commencement Date would have occurred but for such Third Floor Additional Premises Tenant Delay and (z) the Estimated Third Floor Additional Premises Commencement Date and the Third Floor Additional Premises Outside Date shall each be extended on a day-for-day basis for each day thereafter that the Third Floor Additional Premises Construction Plans have not been approved by Tenant. Promptly after the Third Floor Additional Premises Construction Plans are approved by Landlord and Tenant, two (2) copies of such Third Floor Additional Premises Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Third Floor Additional Premises Construction Plans to all appropriate Governmental Authorities for approval. The Third Floor Additional Premises Construction Plans so approved and all change orders specifically permitted by this Third Floor Additional Premises Work Letter, are referred to herein as the “Third Floor Additional Premises Approved Plans.”
2.3.    Changes to the Third Floor Additional Premises Tenant Improvements. Any changes to the Third Floor Additional Premises Approved Plans (each, a “Third Floor Additional Premises Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Third Floor Additional Premises Work Letter.
(a)    Third Floor Additional Premises Change Request. Either Landlord or Tenant may request Third Floor Additional Premises Changes after Tenant approves the Third Floor Additional Premises Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Third Floor Additional Premises Change Request”), which Third Floor Additional Premises Change Request shall detail the nature and extent of any requested Third Floor Additional Premises Changes, including (a) the Third Floor Additional Premises Change, (b) the party required to perform the Third Floor Additional Premises Change and (c) any modification of the Third Floor Additional Premises Approved Plans and the Third Floor Additional Premises Schedule, as applicable, necessitated by the Third Floor Additional Premises Change. Any delay in Substantial Completion of the Third Floor Additional Premises Tenant Improvements due to a Third Floor Additional Premises Change requested by Tenant shall be deemed a Third Floor Additional Premises Tenant Delay. If the nature of a Third Floor Additional Premises Change requires revisions to the Third Floor Additional Premises Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Third Floor Additional Premises Tenant Improvements as a result of such Third Floor Additional Premises Change. Third Floor Additional Premises Change Requests shall be signed by the requesting party’s Authorized Representative.
(b)    Approval of Third Floor Additional Premises Changes. All Third Floor Additional Premises Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall be reasonable for Landlord or Tenant to withhold its consent to any Third Floor Additional Premises Change that would delay the Third Floor Additional Premises Commencement Date. The non-requesting party shall have five (5) business days after receipt of a Third Floor Additional Premises Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Third Floor Additional Premises Change Request. The non-requesting party’s failure to respond within such five (5) business-day period shall be deemed approval by the non-requesting party.
3.Requests for Consent. Except as otherwise provided in this Third Floor Additional Premises Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Third Floor Additional Premises Work Letter within five (5) business days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) business-day period shall be deemed approval by Tenant.
4. Third Floor Additional Premises TI Allowance.
4.1.    Application of Third Floor Additional Premises TI Allowance. Landlord shall contribute, in the following order, the Third Floor Additional Premises Base TI Allowance; and, if properly requested by Tenant pursuant to the terms of the Amendment, the Third Floor Additional Premises Amortized TI Allowance, toward the costs and expenses incurred in connection with the performance of the Third Floor Additional Premises Tenant Improvements, in accordance with the Amendment. If the entire Third Floor Additional Premises TI Allowance is not applied toward or reserved for the costs of the Third Floor Additional Premises Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the Third Floor Additional Premises TI Allowance. Tenant may apply the Third Floor Additional Premises Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Amendment, the Third Floor Additional Premises Amortized TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Amendment.
4.2.    Approval of Budget for the Third Floor Additional Premises Tenant Improvements. Landlord agrees to provide a proposed budget for the Third Floor Additional Premises Tenant Improvements by no later than the date that is two weeks after the Sixth Amendment Execution Date, and the parties agree to work together cooperatively and in good faith in order to finalize and mutually approve the Third Floor Additional Premises Approved Budget. Notwithstanding anything to the contrary set forth elsewhere in this Third Floor Additional Premises Work Letter or the Amendment, Landlord shall not have any obligation to expend any portion of the Third Floor Additional Premises TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Third Floor Additional Premises Tenant Improvements (the “Third Floor Additional Premises Approved Budget”). If Landlord subsequently becomes aware of any material changes to the Third Floor Additional Premises Approved Budget, Landlord shall promptly notify Tenant of the same in writing and the parties shall cooperate with one another in good faith with respect to any desire by Tenant to minimize any increases in the Third Floor Additional Premises Approved Budget. Prior to Landlord’s approval of the Third Floor Additional Premises Approved Budget, Tenant’s pari passu share of the costs and expenses incurred in connection with the Third Floor Additional Premises Tenant Improvements shall be twenty percent (20%) of such costs and expenses as they become due. Once Landlord and Tenant have approved of the Third Floor Additional Premises Approved Budget, Tenant’s pari passu share shall be retroactively adjusted in accordance with the provisions of Section 2 of this Third Floor Additional Premises Work Letter. Furthermore, nothing in this Section shall limit Tenant’s obligation to pay all Excess Third Floor Additional Premises TI Costs in accordance with Section 2 of this Third Floor Additional Premises Work Letter.
5.Miscellaneous.
5.1.    Incorporation of Lease Provisions. Sections 41.3 through 41.10 and Sections 41.12 through 41.18 of the Original Lease are incorporated into this Third Floor Additional Premises Work Letter by reference, and shall apply to this Third Floor Additional Premises Work Letter in the same way that they apply to the Lease.
5.2.    General. This Third Floor Additional Premises Work Letter shall not apply to improvements performed in any portion of the premises other than the Third Floor Additional Premises.
5.3.    Assignment of Warranties. To the extent assignable, Landlord will assign to Tenant all warranties obtained by Landlord in connection with the Third Floor Additional Premises Tenant Improvements; provided, however, that, notwithstanding any such assignment, Landlord shall also retain the right to enforce such warranties against the applicable contractor, at Landlord’s sole option.
5.4.    Third Floor Additional Premises Landlord Delay. For purposes of this Third Floor Additional Premises Work Letter, a “Third Floor Additional Premises Landlord Delay” means any delay in Tenant’s approval of the Third Floor Additional Premises Construction Plans resulting from Landlord’s failure to (a) deliver the initial set of Third Floor Additional Premises Construction Plans to Tenant on or before the Third Floor Additional Premises Construction Plans Submittal Date, or (b) timely resubmit to Tenant a revised set of the Third Floor Additional Premises Construction Plans within the time period required under Section 2.2 above that reflect, in Landlord’s good faith judgment, Landlord’s reasonable efforts to address any matters objected to by Tenant that Landlord agrees constitute Design Deficiencies pursuant to Section 2.2. In the event of any Third Floor Additional Premises Landlord Delay, Tenant’s sole and exclusive remedy shall be that the Third Floor Additional Premises Construction Plans Approval Deadline shall be extended on a day-for-day basis for each day of Third Floor Additional Premises Landlord Delay.
5.5.    Removal. Notwithstanding anything to the contrary, in no event shall Tenant have any obligation whatsoever to remove or restore any of the Third Floor Additional Premises Tenant Improvements as of the expiration or earlier termination of the Term of the Lease with respect to the Third Floor Premises, unless otherwise required by Landlord at such time as Landlord approves the Third Floor Additional Premises Construction Plans.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Floor Additional Premises Work Letter to be effective on the date first above written.
LANDLORD:
BMR-201 ELLIOTT AVENUE LLC,
a Delaware limited liability company

By:    /s/ Marie Lewis
Name:    Marie Lewis
Title:    Vice President, Legal

TENANT:
OMEROS CORPORATION,
a Washington corporation

By:    /s/ Gregory A. Demopulos
Name:    Gregory A. Demopulos, M.D.
Title:    Chairman & CEO

EXHIBIT 1.0

THIRD FLOOR ADDITIONAL PREMISES APPROVED SCHEMATIC PLANS

EXHIBIT C-1
ACKNOWLEDGEMENT OF SECOND FLOOR ADDITIONAL PREMISES COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF SECOND FLOOR ADDITIONAL PREMISES COMMENCEMENT DATE is entered into as of [_______], 20[__], with reference to that certain Sixth Amendment to Lease (the “Amendment”) dated as of [_______], 20[__], by OMEROS CORPORATION, a Delaware corporation (“Tenant”), in favor of BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amendment.
Tenant hereby confirms the following:
1.Tenant accepted possession of the Second Floor Additional Premises for use in accordance with the Permitted Use on [_______], 20[__]. Tenant first occupied the Second Floor Additional Premises for the Permitted Use on [_______], 20[__].
2.The Second Floor Additional Premises are in good order, condition and repair.
3.The Second Floor Additional Premises Tenant Improvements are Substantially Complete.
4.In accordance with the provisions of Article 2 of the Amendment, the Second Floor Additional Premises Commencement Date is [_______], 20[__].
5.The obligation to pay Rent is presently in effect with respect to the Second Floor Additional Premises and all Rent obligations on the part of Tenant under the Lease with respect to the Second Floor Additional Premises commenced to accrue on [_______], 20[__], with Base Rent for the Second Floor Additional Premises payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]-[__]/[__]/[__]	[ ]	$[_______] [monthly][OR][annually]	[ ]	[ ]
6.The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.
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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Second Floor Additional Premises Commencement Date as of the date first written above.
TENANT:
OMEROS CORPORATION,
a Washington corporation
By:
Name:
Title:
EXHIBIT C-2
ACKNOWLEDGEMENT OF THIRD FLOOR ADDITIONAL PREMISES COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF THIRD FLOOR ADDITIONAL PREMISES COMMENCEMENT DATE is entered into as of [_______], 20[__], with reference to that certain Sixth Amendment to Lease (the “Amendment”) dated as of [_______], 20[__], by OMEROS CORPORATION, a Delaware corporation (“Tenant”), in favor of BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amendment.
Tenant hereby confirms the following:

1.
Tenant accepted possession of the Third Floor Additional Premises for use in accordance with the Permitted Use on [_______], 20[__]. Tenant first occupied the Third Floor Additional Premises for the Permitted Use on [_______], 20[__].

2.	The Third Floor Additional Premises are in good order, condition and repair.

3.	The Third Floor Additional Premises Tenant Improvements are Substantially Complete.

4.	In accordance with the provisions of Article 3 of the Amendment, the Third Floor Additional Premises Commencement Date is [_______], 20[__].

5.
The obligation to pay Rent is presently in effect with respect to the Third Floor Additional Premises and all Rent obligations on the part of Tenant under the Lease with respect to the Third Floor Additional Premises commenced to accrue on [_______], 20[__], with Base Rent for the Third Floor Additional Premises payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]-[__]/[__]/[__]	[ ]	$[_______] [monthly][OR][annually]	[ ]	[ ]

6.	The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.
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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Third Floor Additional Premises Commencement Date as of the date first written above.
TENANT:
OMEROS CORPORATION,
a Washington corporation
By:
Name:
Title:

EXHIBIT D-1
FORM OF SECOND FLOOR ADDITIONAL PREMISES AMORTIZED TI ALLOWANCE ACCEPTANCE LETTER
[TENANT LETTERHEAD]
BMR-201 Elliott Avenue LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attn: Legal Department
[Date]
Re:    Second Floor Additional Premises Amortized TI Allowance
To Whom It May Concern:
This letter concerns that certain Sixth Amendment to Lease dated as of [_______], 20[__] (the “Amendment”), between BMR-201 Elliott Avenue LLC (“Landlord”) and Omeros Corporation (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Amendment.
Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Second Floor Additional Premises Amortized TI Allowance pursuant to Article 2 of the Amendment.
If you have any questions, please do not hesitate to call [_______] at ([___]) [___]-[____].
Sincerely,
[Name]
[Title of Authorized Signatory]

EXHIBIT D-2
FORM OF THIRD FLOOR ADDITIONAL PREMISES AMORTIZED TI ALLOWANCE ACCEPTANCE LETTER
[TENANT LETTERHEAD]
BMR-201 Elliott Avenue LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attn: Legal Department
[Date]
Re:    Third Floor Additional Premises Amortized TI Allowance
To Whom It May Concern:
This letter concerns that certain Sixth Amendment to Lease dated as of [_______], 20[__] (the “Amendment”), between BMR-201 Elliott Avenue LLC (“Landlord”) and Omeros Corporation (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Amendment.
Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Third Floor Additional Premises Amortized TI Allowance pursuant to Article 3 of the Amendment.
If you have any questions, please do not hesitate to call [_______] at ([___]) [___]-[____].
Sincerely,
[Name]
[Title of Authorized Signatory]

EXHIBIT E
ADDITIONAL PREMISES BASE RENT CHART
[See Attached]

E-1

Omeros 2nd & 3rd Floor Detailed Rent Roll - Blended Rent Example & Methodology

Suite	SF	Starting Base Rent PSF (Year)	Assumed Additional TI Drawn $	Assumed Additional FF&E Drawn $	Constant Add. TI/FF&E Rent PSF (Year)	Starting Total Rent PSF (Year)	Starting Monthly Rent ($)	Starting Annual Rent ($)
280A & 280B	10,034	$55.16	$1,250,036	$500,000	$36.70	$91.86	$76,807	$921,681
310A & 310B	16,374	35.00	0	500,000	6.42	41.42	56,524	678,289
Total	**26,408**	**$42.66**			**$17.93**	**$60.59**	**$133,331**	**$1,599,970**

		2nd Floor SF - 10,034			3rd Floor SF - 16,374			2nd & 3rd Floors Blended SF - 26,408			
Month	Date	Base Rent PSF (Year)	Add. TI/FF&E Rent PSF (Year)	Total Rent PSF (Year)	Base Rent PSF (Year)	Add. TI/FF&E Rent PSF (Year)	Total Rent PSF (Year)	Base Rent PSF (Year)	Add. TI/FF&E Rent PSF (Year)	Total Rent PSF (Year)	Notes
	5/1/2019	$0.00	$0.00	$0.00	$35.00	$0.00	$35.00	$21.70	$0.00	**$21.70**	Assumes 3rd Floor delivered 1 month early
1	6/1/2019	0.00	36.70	36.70	35.00	6.42	41.42	21.70	17.93	**39.63**	Both floors deliveried, Final Commencement Date, amortization begins
2	7/1/2019	0.00	36.70	36.70	35.00	6.42	41.42	21.70	17.93	**39.63**	
3	8/1/2019	0.00	36.70	36.70	35.00	6.42	41.42	21.70	17.93	**39.63**	
4	9/1/2019	55.16	36.70	91.86	35.00	6.42	41.42	42.66	17.93	**60.59**	
5	10/1/2019	55.16	36.70	91.86	35.00	6.42	41.42	42.66	17.93	**60.59**	
6	11/1/2019	55.80	36.70	92.49	35.40	6.42	41.83	43.15	17.93	**61.08**	Rent increase 11/16/2019
7	12/1/2019	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
8	1/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
9	2/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
10	3/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
11	4/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
12	5/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
13	6/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
14	7/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
15	8/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
16	9/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
17	10/1/2020	56.43	36.70	93.13	35.81	6.42	42.23	43.64	17.93	**61.57**	
18	11/1/2020	57.09	36.70	93.78	36.22	6.42	42.64	44.15	17.93	**62.07**	Rent increase 11/16/2020
19	12/1/2020	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
20	1/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
21	2/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
22	3/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
23	4/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
24	5/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
25	6/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
26	7/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
27	8/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
28	9/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
29	10/1/2021	57.74	36.70	94.44	36.63	6.42	43.05	44.65	17.93	**62.58**	
30	11/1/2021	58.41	36.70	95.11	37.05	6.42	43.47	45.17	17.93	**63.09**	Rent increase 11/16/2021
31	12/1/2021	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
32	1/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
33	2/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
34	3/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
35	4/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
36	5/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
37	6/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
38	7/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
39	8/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
40	9/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
41	10/1/2022	59.08	36.70	95.78	37.47	6.42	43.90	45.68	17.93	**63.61**	
42	11/1/2022	59.77	36.70	96.46	37.90	6.42	44.33	46.21	17.93	**64.14**	Rent increase 11/16/2022
43	12/1/2022	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
44	1/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
45	2/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
46	3/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
47	4/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
48	5/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
49	6/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
50	7/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
51	8/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
52	9/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
53	10/1/2023	60.45	36.70	97.15	38.33	6.42	44.76	46.74	17.93	**64.66**	
54	11/1/2023	61.15	36.70	97.85	38.77	6.42	45.20	47.28	17.93	**65.20**	Rent increase 11/16/2023
55	12/1/2023	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
56	1/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
57	2/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
58	3/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
59	4/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
60	5/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
61	6/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
62	7/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
63	8/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
64	9/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
65	10/1/2024	61.85	36.70	98.55	39.21	6.42	45.64	47.82	17.93	**65.74**	
66	11/1/2024	62.57	36.70	99.27	39.67	6.42	46.09	48.37	17.93	**66.29**	Rent increase 11/16/2024
67	12/1/2024	63.29	36.70	99.99	40.12	6.42	46.54	48.92	17.93	**66.85**	
68	1/1/2025	63.29	36.70	99.99	40.12	6.42	46.54	48.92	17.93	**66.85**	
69	2/1/2025	63.29	36.70	99.99	40.12	6.42	46.54	48.92	17.93	**66.85**	
70	3/1/2025	63.29	36.70	99.99	40.12	6.42	46.54	48.92	17.93	**66.85**	
71	4/1/2025	63.29	36.70	99.99	40.12	6.42	46.54	48.92	17.93	**66.85**	
72	5/1/2025	63.29	36.70	99.99	40.12	6.42	46.54	48.92	17.93	**66.85**	
73	6/1/2025	63.29	-	63.29	40.12	-	40.12	48.92	-	**48.92**	Additional TI is fully amortized and amortization is removed
74	7/1/2025	63.29	-	63.29	40.12	-	40.12	48.92	-	**48.92**	
75	8/1/2025	63.29	-	63.29	40.12	-	40.12	48.92	-	**48.92**	
76	9/1/2025	63.29	-	63.29	40.12	-	40.12	48.92	-	**48.92**	
77	10/1/2025	63.29	-	63.29	40.12	-	40.12	48.92	-	**48.92**	
78	11/1/2025	64.03	-	64.03	40.58	-	40.58	49.49	-	**49.49**	Rent increase 11/16/2025
79	12/1/2025	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
80	1/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
81	2/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
82	3/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
83	4/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
84	5/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
85	6/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
86	7/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
87	8/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
88	9/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
89	10/1/2026	64.77	-	64.77	41.04	-	41.04	50.06	-	**50.06**	
90	11/1/2026	65.53	-	65.53	41.51	-	41.51	50.64	-	**50.64**	Rent increase 11/16/2026
91	12/1/2026	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
92	1/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
93	2/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
94	3/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
95	4/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
96	5/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
97	6/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
98	7/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
99	8/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
100	9/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
101	10/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**	
102	11/1/2027	66.28	-	66.28	41.98	-	41.98	51.21	-	**51.21**

E-2

EXHIBIT F
TERMINATION FEE CHART
[See Attached]

F-1

Omeros 2nd & 3rd Floor Detailed Termination Fee - Example & Methodology

Month	Final Commencement Date	Remaining Rental Obligation	Expansion Base Rent Termination Obligation %	Expansion Base Termination Fee	Expansion Restoration Termination Fee	Unamortized Expansion Base TI's	Expansion Base TI's Termination Obligation %	Unamortized Expansion Base TI Termination Fee	Total Expansion Space Termination Fee
	5/1/2019	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
1	6/1/2019	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
2	7/1/2019	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
3	8/1/2019	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
4	9/1/2019	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
5	10/1/2019	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
6	11/1/2019	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
7	12/1/2019	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
8	1/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
9	2/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
10	3/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
11	4/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
12	5/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
13	6/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
14	7/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
15	8/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
16	9/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
17	10/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
18	11/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
19	12/1/2020	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
20	1/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
21	2/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
22	3/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
23	4/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
24	5/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
25	6/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
26	7/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
27	8/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
28	9/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
29	10/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
30	11/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
31	12/1/2021	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
32	1/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
33	2/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
34	3/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
35	4/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
36	5/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
37	6/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
38	7/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
39	8/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
40	9/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
41	10/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
42	11/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
43	12/1/2022	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
44	1/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
45	2/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
46	3/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
47	4/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
48	5/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
49	6/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
50	7/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
51	8/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
52	9/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
53	10/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
54	11/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
55	12/1/2023	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
56	1/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
57	2/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
58	3/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
59	4/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
60	5/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
61	6/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
62	7/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
63	8/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
64	9/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
65	10/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
66	11/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
67	12/1/2024	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
68	1/1/2025	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
69	2/1/2025	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
70	3/1/2025	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
71	4/1/2025	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
72	5/1/2025	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	Unavailable	-
73	6/1/2025	$3,322,841	13%	**$448,235**	**$100,000**	$1,654,686	30%	**$496,406**	**$1,044,641**
74	7/1/2025	3,215,181	13%	**433,611**	**100,000**	1,604,678	30%	**481,403**	**1,015,015**
75	8/1/2025	3,107,521	13%	**418,920**	**100,000**	1,554,338	30%	**466,301**	**985,221**
76	9/1/2025	2,999,861	13%	**404,161**	**100,000**	1,503,661	30%	**451,098**	**955,260**
77	10/1/2025	2,892,202	13%	**389,335**	**100,000**	1,452,647	30%	**435,794**	**925,129**
78	11/1/2025	2,784,542	13%	**374,441**	**100,000**	1,401,293	30%	**420,388**	**894,829**
79	12/1/2025	2,675,634	13%	**359,649**	**100,000**	1,349,596	30%	**404,879**	**864,528**
80	1/1/2026	2,565,477	13%	**344,960**	**100,000**	1,297,555	30%	**389,266**	**834,226**
81	2/1/2026	2,455,321	13%	**330,202**	**100,000**	1,245,167	30%	**373,550**	**803,752**
82	3/1/2026	2,345,165	13%	**315,375**	**100,000**	1,192,429	30%	**357,729**	**773,104**
83	4/1/2026	2,235,008	13%	**300,478**	**100,000**	1,139,340	30%	**341,802**	**742,280**
84	5/1/2026	2,124,852	13%	**285,511**	**100,000**	1,085,897	30%	**325,769**	**711,281**
85	6/1/2026	2,014,696	13%	**270,474**	**100,000**	1,032,098	30%	**309,629**	**680,103**
86	7/1/2026	1,904,539	13%	**255,021**	**100,000**	977,940	30%	**293,382**	**648,403**
87	8/1/2026	1,794,383	13%	**239,496**	**100,000**	923,421	30%	**277,026**	**616,523**
88	9/1/2026	1,684,227	13%	**223,901**	**100,000**	868,539	30%	**260,562**	**584,462**
89	10/1/2026	1,574,071	13%	**208,234**	**100,000**	813,290	30%	**243,987**	**552,221**
90	11/1/2026	1,463,914	13%	**192,494**	**100,000**	757,674	30%	**227,302**	**519,796**
91	12/1/2026	1,352,483	13%	**176,857**	**100,000**	701,686	30%	**210,506**	**487,363**
92	1/1/2027	1,239,776	13%	**161,320**	**100,000**	645,326	30%	**193,598**	**454,918**
93	2/1/2027	1,127,069	13%	**145,709**	**100,000**	588,589	30%	**176,577**	**422,286**
94	3/1/2027	1,014,362	13%	**130,022**	**100,000**	531,474	30%	**159,442**	**389,464**
95	4/1/2027	901,655	13%	**114,258**	**100,000**	473,979	30%	**142,194**	**356,451**
96	5/1/2027	788,948	12%	**98,415**	**100,000**	416,100	30%	**124,830**	**323,245**
97	6/1/2027	676,241	12%	**82,490**	**100,000**	357,836	30%	**107,351**	**289,841**
98	7/1/2027	563,534	12%	**66,146**	**100,000**	299,183	30%	**89,755**	**255,901**
99	8/1/2027	450,828	11%	**49,726**	**100,000**	240,139	30%	**72,042**	**221,768**
100	9/1/2027	338,121	10%	**33,229**	**100,000**	180,701	30%	**54,210**	**187,439**
101	10/1/2027	225,414	7%	**16,654**	**100,000**	120,867	30%	**36,260**	**152,914**
102	11/1/2027*	$112,707	0%	**$0**	**$100,000**	$60,634	30%	**$18,190**	**$118,190**

**Expiration on a partial month resulting in a small remaining unamortized base tenant improvements balance*

F-2